SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------

                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------


        DATE OF REPORT (Date of earliest event reported): March 10, 1999

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             (Exact name of registrant as specified in its charter)
                              THINK NEW IDEAS, INC.
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
       incorporation)                     000-21775          Identification No.)
         DELAWARE                                              95-4578104



                    (Address of principal executive offices)
            45 WEST 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 629-6800


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          THINK New Ideas, Inc. (the "Company" or "THINK") entered into an Asset Purchase Agreement, dated March 10, 1999 (the "Asset Purchase Agreement"), to purchase certain assets of Envision Group ("Envision"), a California-based Internet Solutions partnership. Envision is engaged in the business of providing Internet marketing and web-based solutions to Fortune 500 companies. The Company's acquisition of Envision will be accounted for using the purchase method of accounting. All of Envision's current employees including the two founding partners James Hartley and Paul Ashcraft (the "Partners") will be retained and become part of the Company's operating structure.

     Pursuant to the Asset Purchase Agreement, the Company purchased certain assets and assumed certain liabilities related to the operations of Envision. These assets which were used by Envision in its operations as a web-based solutions company will be used similarly in the operations of THINK. The Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety. The aggregate purchase price payable under the Asset Purchase Agreement consists of: (i) an initial down-payment in shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"), of $3,500,000 (the "Initial Down-payment"); and (ii) a contingent earn-out payment equal to two times the revenue for the year ended December 31, 1999 payable in Common Stock (the "Contingent Earn-Out Payment"). The aggregate purchase price including the Initial Down-payment will not exceed $9,000,000 payable in Common Stock. The Initial Down-payment of $3,500,000 was paid with 477,002 shares of Common Stock at $7.34 per share, the average price per share of Common Stock for the five trading days preceding the day prior to March 10, 1999 (the "Closing Date"). The Contingent Earn-Out Payment is payable on March 1, 2000 in shares of Common Stock. In addition, the Partners can receive up to $500,000 of the Contingent Payment in cash.

     In connection with the acquisition, the Company entered into employment agreements with each of the Partners (the "Employment Agreements") for a term of two years from the Closing Date which may be extended for successive one-year periods at the option of the Company, subject to acceptance by the Partners. The Partners shall each be paid an annual salary equal to $150,000 for the first year of employment and an annual salary equal to $165,000 for the second year of employment and are eligible for a bonus based on the achievment of certain profit targets. Such salaries shall be payable in accordance with the customary payroll practices of the Company.

     In connection with the execution of the Employment Agreements, THINK has granted each Partner incentive stock options to acquire 100,000 shares of Common Stock pursuant to the terms of THINK's Amended and Restated 1998 Stock Option Plan (the "Plan. In addition, THINK has agreed to grant options to acquire up to 50,000 shares of Common Stock pursuant to the Plan to individuals designated by the Partners who have been employed by the Partnership and who agree to become employees of THINK.

     The amount and nature of the consideration paid in connection with the transactions reported herein were the result of arm's length negotiations between the parties. No material relationships between the Company and Envision or any of the Company's or Envision's affiliates, any directors or officers of the Company or partners of Envision or any associate of any such director or officer or partner existed prior to the occurrence or consummation of the transaction reported herein.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     Not Applicable.

ITEM 5.  OTHER EVENTS

     Not Applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b) Financial Statements.

     Financial Statements of Envision and the Pro forma financial information is not required to be filed with this 8-K under Item 7 (a) and (b).

     (c)         Exhibits.


     2.1 Asset Purchase Agreement, dated March 10, 1999, by and among THINK New Ideas, Inc., Envision Group, James Hartley and Paul Ashcraft.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THINK NEW IDEAS, INC.
                                  (Registrant)



Date:  March 26, 1999             /s/ Melvin Epstein
                                 ---------------------------
                                  Melvin Epstein
                                  Chief Financial Officer